Exhibit 99.1

Investor Contact:

Michael Polyviou

Financial Dynamics

212-850-5748

Media Contact:

Lisa Cradit

Financial Dynamics

212-850-5600

iPCS, INC. REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2008

Also Provides EBITDA Growth Expectations For 2009

SCHAUMBURG, Ill. — May 6, 2008 - iPCS, Inc. (Nasdaq: IPCS), a PCS Affiliate of Sprint Nextel, today reported financial and operational results for its first quarter ended March 31, 2008.  This information supplements the subscriber activity results iPCS previously announced on April 24, 2008.

Highlights for the Quarter ended March 31, 2008:

•                  Total revenues of $125.7 million, compared to $120.9 million in the prior year quarter ending March 31, 2007.

•                  Net loss of $1.6 million, or $0.09 per share, compared to a net loss of $19.1 million, or $1.13 per share, in the prior year quarter.

•                  Adjusted EBITDA of $22.7 million, compared to $8.7 million in the prior year quarter.  Included in Adjusted EBITDA for the first quarter is approximately $0.3 million in Sprint Nextel litigation expenses.  Included in Adjusted EBITDA for the prior year quarter is approximately $1.1 million in Sprint Nextel litigation and severance expenses.

•                  Capital expenditures of $14.4 million, compared to $7.3 million for the prior year quarter.

•                  As previously announced on April 24, 2008:

•                  Gross additions of approximately 59,200, compared to 75,700 for the prior year quarter.

•                  Net additions of approximately 10,700, compared to 29,700 for the prior year quarter.

•                  Monthly churn, net of 30 day deactivations, of approximately 2.3%, compared to 2.3% for the prior year quarter.

•                  Ending subscribers of approximately 640,600, compared to 590,900 for the prior year quarter.

“We are excited about the start of 2008,” remarked Timothy M. Yager, President and CEO of iPCS.  “Our Adjusted EBITDA for the quarter exceeded our expectations and was up substantially from the year ago period as a result of strong roaming trends, lower gross additions and continued leveraging of our sales and network infrastructure.  Additionally, despite lower gross additions in the quarter, we were able to exceed our expectations on net additions by lowering churn from the fourth quarter level.  We also continued to have success in our long-standing dispute with Sprint regarding its merger with Nextel.  On March 31, the Illinois Appellate Court unanimously affirmed the trial court decision requiring that Sprint cease owning, operating or managing the Nextel network in the iPCS Wireless territory.  Although this decision is not yet final, as Sprint filed a petition for leave to appeal to the Illinois Supreme Court yesterday, we remain confident in our position and intend to continue to enforce our rights.”

“As we look ahead, improvements in our network coverage due to our increased investment during 2008 and the attractiveness of our territory should benefit roaming margins during 2008 and into 2009.  We are reaffirming our 2008 guidance, however, in light of the positive trends in roaming margins and our subscriber metrics, we currently expect to be towards the high end of our previously issued 2008 Adjusted EBITDA guidance range of $95 million to $105 million.  We expect our 2009 Adjusted EBITDA growth rate to be at or above 20%,” concluded Yager.

iPCS reaffirms the following full year 2008 guidance:

•                  Gross additions of 250,000 to 280,000

•                  Adjusted EBITDA of $95 million to $105 million, excluding expenses related to the Sprint Nextel litigation

•                  Capital expenditures of $60 million to $65 million

Conference Call to be held tomorrow, May 7th, at 11:00am ET (10:00am CT)

iPCS has scheduled a conference call for tomorrow, May 7th, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss its financial and subscriber results for the quarter ended March 31, 2008.   To listen to the call, dial 1-800-632-2975 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.” Those calling in from international locations should dial 1-973-935-8755. A replay of the call will be available beginning at 2 p.m. Eastern Time on May 7, 2008.  To access the replay, dial (800) 642-1687 using a pass code of 44170142.  To access the replay from international locations, dial (706) 645-9291 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com. Replay of the webcast and the call will be available through midnight on May 14, 2008.

About iPCS, Inc.

iPCS is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of March 31, 2008, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.0 million residents, and iPCS had approximately 640,600 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit iPCS’s website at www.ipcswirelessinc.com.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures used in this release include the following:

•         Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment and stock-based compensation expense.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•         ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory.  This measure is calculated by dividing subscriber revenues (ARPU) or subscriber revenues plus roaming revenues (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•         CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense.  These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

•         CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold less product sales revenues associated with transactions with new subscribers and selling and marketing expenses, net of stock-based compensation expense, during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•         Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our territory and those who deactivated within 30 days of activation) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•         Licensed Pops represents the number of residents in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•         Covered Pops represents the number of residents covered by our portion of the wireless network of Sprint in our territory.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s acquisition of all but three Sprint PCS Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining three Sprint PCS Affiliates of Sprint Nextel; (5) changes in iPCS’s customer default rates and increases in bad debt expense; (6) changes or advances in technology; (7) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (8) declines in the relationship between roaming revenue iPCS receives from Sprint and roaming expense iPCS pays to Sprint; (9) the impact on iPCS’s business of the recent amendments to iPCS’s affiliation agreements with Sprint PCS; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; (14) the inability to open the number of new stores and to expand the co-dealer network as planned; and (15) the depth and duration of the economic downturn in the United States. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2008	2007

Assets
Current Assets:
Cash and cash equivalents	$73,786	$77,599
Accounts receivable, net	28,566	29,774
Receivable from Sprint	38,557	41,509
Inventories, net	7,745	5,277
Assets held for sale	2,350	2,680
Prepaid expenses	6,470	6,792
Other current assets	32	81
Total current assets	157,506	163,712
Property and equipment, net	139,064	128,677
Financing costs, net	7,450	7,794
Deferred customer activation costs	4,658	4,728
Intangible assets, net	97,483	99,777
Goodwill	141,783	141,783
Other assets	343	353
Total assets	$548,287	$546,824

Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable	$4,913	$6,136
Accrued expenses	19,879	14,791
Payable to Sprint	46,874	49,205
Deferred revenue	11,588	11,176
Accrued interest	5,626	6,216
Current maturities of long-term debt and capital lease obligations	32	30
Total current liabilities	88,912	87,554
Deferred customer activation fee revenue	4,658	4,728
Interest rate swap	19,526	11,607
Other long-term liabilities	7,144	7,331
Long-term debt and capital lease obligations, excluding current maturities	475,429	475,438
Total liabilities	595,669	586,658

Stockholders’ Deficiency:
Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 17,145,012 and 17,112,244 shares issued and outstanding, respectively	171	171
Additional paid-in-capital	163,049	161,072
Accumulated deficiency	(191,076)	(189,470)
Accumulated other comprehensive loss	(19,526)	(11,607)
Total stockholders’ deficiency	(47,382)	(39,834)
Total liabilities and stockholders’ deficiency	$548,287	$546,824

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands, except per share data)

	For the Three Months Ended
	March 31, 2008	March 31, 2007

Revenue:	$92,099	$85,021
Service revenue	30,144	32,961
Roaming revenue	3,415	2,871
Equipment and other	125,658	120,853
Total revenue
Operating Expense:
Cost of service and roaming (exclusive of depreciation and amortization, as shown separately below)	68,184	73,415
Cost of equipment	11,663	13,179
Selling and marketing	17,859	20,574
General and administrative	7,088	6,927
Depreciation	11,661	11,838
Amortization of intangible assets	2,294	7,594
Loss on disposal of property and equipment	10	59
Total operating expense	118,759	133,586
Operating income (loss)	6,899	(12,733)
Interest income	720	1,543
Interest expense	(8,915)	(7,970)
Other income, net	15	17
Loss before provision for income tax	(1,281)	(19,143)
Provision for income tax	325	—
Net loss	$(1,606)	$(19,143)

Basic and diluted loss per share of common stock:
Loss available to common stockholders	$(0.09)	$(1.13)

Weighted average common shares outstanding	17,136,043	16,873,857

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
	March 31, 2008	March 31, 2007

Net loss	$(1,606)	$(19,143)
Net interest expense	8,195	6,427
Provision for income tax	325	—
Depreciation and amortization	13,955	19,432
Stock-based compensation expense	1,841	1,913
Loss on disposal of property and equipment	10	59
Adjusted EBITDA	$22,720	$8,688

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended
	March 31, 2008	March 31, 2007

Subscribers	59,200	75,700
Gross Additions	10,700	29,700
Net Additions	640,600	590,900
Total Subscribers	2.3%	2.3%
Churn

Average Revenue Per User, Monthly	$64	$68
Including Roaming	$48	$49
Without Roaming

Cash Cost Per User, Monthly
Including Roaming	$40	$47
Without Roaming	$31	$33

Cost Per Gross Addition	$399	$371

Licensed Pops (Millions)	15.1	15.0
Covered Pops (Millions)	12.0	11.4
Cell Sites	1,696	1,621

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
	March 31, 2008	March 31, 2007
ARPU
Service revenue	$92,099	$85,021
Roaming revenue	30,144	32,961
Total service revenue	$122,243	$117,982
Average subscribers	633,800	574,800

ARPU including roaming	$64	$68
ARPU without roaming	$48	$49

CCPU
Cost of service and roaming	$68,184	$73,415
plus: General and administrative	7,088	6,927
less: Stock-based compensation expense	(1,628)	(1,766
less: Retail equipment upgrade revenue	(503)	(282
plus: Retail equipment cost of upgrades	2,770	2,929
Total cash costs including roaming	$75,911	$81,223
less: Roaming expense	(16,526)	(24,204
Total cash costs without roaming	$59,385	$57,019
Average subscribers	633,800	574,800

CCPU	$40	$47
CCPU without roaming	$31	$33

CPGA
Selling and marketing	$17,859	$20,574
less: Stock-based compensation expense	(213)	(147
less: Equipment revenue, net of upgrade revenue	(2,900)	(2,577
plus: Equipment costs, net of cost of upgrades	8,893	10,250
Total cost of acquisition	$23,639	$28,100
Gross additions	59,200	75,700

CPGA	$399	$371